Exhibit 23.3


            Consent of Independent Registered Public Accounting Firm


We consent to the use of our report dated March 15, 2005, with respect to the financial statements of MicroMed Technology, Inc. included in the Registration Statement (Form SB-2) and related Prospectus of Salmon Express, Inc. for the registration of 5,029,200 shares of its common stock.


/s/ Ernst & Young LLP

Houston, Texas
June 28, 2005